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                                                                    EXHIBIT 10.1




                            [WELLS FARGO LETTERHEAD]




                                  May 15, 1997

Intevac, Inc.
3560 Bassett Street
Santa Clara CA 95054

Gentlemen:

         This letter is to confirm the changes agreed upon between Wells Fargo Bank, National Association ("Bank") and Intevac, Inc. ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of April 30, 1997, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

         1. Paragraph I.1(b) shall be renumbered to Paragraph I.1(c).

         2. The following is hereby added to the Agreement as new Paragraph 1.1(b):

                  "(b) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue standby letters of credit for the account of Borrower to finance Borrower's acquisitions of business operations (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Ten Million Dollars ($10,000,000.00). No Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be



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Intevac, Inc.
May 15, 1997
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         subject to the additional terms and conditions of the Letter of Credit
         Agreement and related documents, if any, required by Bank in connection with the issuance thereof. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this letter applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any draft is paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft."

         3. The following is hereby added to the Agreement as Paragraph II.4:

                  "4. Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance of each Letter of Credit, upon the payment or negotiation by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity."

         4. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This letter and the Agreement shall be read together, as one document.

         5. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event




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Intevac, Inc.
May 15, 1997
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which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

         Your acknowledgment of this letter shall constitute acceptance of the foregoing terms and conditions.

                                        Sincerely,

                                        WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION


                                        By:
                                           -----------------------------------
                                             John Adams
                                             Vice President


Acknowledged and accepted as of 5-27-97:

INTEVAC, INC.


By:  /s/  CHARLES B. EDDY III
   --------------------------------
     Charles B. Eddy III
     Chief Financial Officer